EXHIBIT 23.2








                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration State-ment on Form S-8 dated May 21, 1998 of (i) our report dated January 9, 1998, which is included on page 46 of NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and which relates to the consolidated financial statements of NationsBank Corporation included in such Form 10-K that are incorporated by reference in BankAmerica Corporation's Current Report on Form 8-K/A-2 dated April 10, 1998 and (ii) our report dated April 13, 1998, which is included on page 75 of NationsBank Corporation's Current Report on Form 8-K dated January 9, 1998 and filed with the Securities and Exchange Commission on April 16, 1998, and which relates to the consolidated financial statements of NationsBank Corporation included in such Form 8-K that are incorporated in BankAmerica Corporation's Current Report on Form 8-K/A-2 dated April 10, 1998.



/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP
Charlotte, North Carolina

May 21, 1998